Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-105845 and No. 333-119556 of Wayne Savings Bancshares, Inc. on Forms S-8 of our report dated March 16, 2017 on our audit of the consolidated financial statements of Wayne Savings Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015, which is included in this Annual Report on Form 10-K of Wayne Savings Bancshares, Inc., for year ended December 31, 2016.

/s/ BKD, LLP

Fort Wayne, Indiana

March 16, 2017

117